UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2013, we entered into a Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (collectively, “Deerfield”), providing for the sale by us of up to $160.0 million principal amount of our 9.75% senior secured convertible notes (the “Convertible Notes”) to Deerfield in four tranches. A portion of the principal amount of the Convertible Notes may be converted into shares of our common stock (the “Conversion Shares”) at the noteholder’s option after a specified period following the release of data from our Phase III clinical studies of AFREZZA®.

The closing of the second tranche of Convertible Notes in the aggregate principal amount of $40.0 million occurred on September 5, 2013, following our achievement and reporting of certain Phase III results relating to our clinical studies of AFREZZA®.

The descriptions of the Facility Agreement and the Convertible Notes set forth in Item 1.01 of our Current Report on Form 8-K filed on July 1, 2013 are hereby incorporated by reference into this Item 2.03. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Facility Agreement and the form of Convertible Note, copies of which are attached to our Current Report on Form 8-K filed on July 1, 2013 as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 2.03 above is incorporated by reference into this Item 3.02. We relied on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D, Rule 506 thereunder, for the issuance of the Convertible Notes and expect to rely on such exemptions or Section 3(a)(9) under the Securities Act for any issuance of Conversion Shares. In connection with Deerfield’s execution of the Facility Agreement, Deerfield represented to us that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased or to be purchased by Deerfield were or will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution by Deerfield of any portion of the Convertibles Notes or Conversion Shares.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation: statements about the Facility Agreement and the potential future sales and purchases of Convertibles Notes and other transactions contemplated by the Facility Agreement. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: our ability to repay our outstanding indebtedness, including indebtedness under our 3.75% Senior Convertible Notes due 2013; our ability to market, commercialize and achieve market acceptance for AFREZZA® or any other products or therapies that we may develop; our ability to comply with various covenants in the Facility Agreement; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates for future performance; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and scientific studies and the conclusions we draw from them. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation
(Registrant)

Date: September 6, 2013	By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer Corporate Vice President and Chief Financial Officer